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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2000, except as to the pooling of interests with Alation Systems, Inc. which is as of May 24, 2000, relating to the financial statements, which appears in Cypress Semiconductor Corporation's Current Report on Form 8-K/A for the year ended January 2, 2000.

PricewaterhouseCoopers LLP
San Jose, California
August 22, 2000